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                                                                     EXHIBIT 23




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-58311) pertaining to the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as amended, of our report dated January 24, 1997, with respect to the consolidated financial statements of United States Lime & Minerals, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1996.



                               ERNST & YOUNG LLP



Dallas, Texas
March 26, 1997